UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): February 1, 2016

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On February 1, 2016, the Company announced a restructuring plan (“the Plan”) to streamline operations, improve efficiencies and significantly reduce costs.  The initiatives are part of the Company’s efforts to integrate the recently completed acquisition of Kremers Urban Pharmaceuticals Inc. (KU).  Actions have already begun and include the closing of KU’s corporate offices in Princeton, New Jersey, an immediate workforce reduction of approximately 10% and a total staff reduction of approximately 20% over the next three years.

The Plan is expected to result in approximately $40 million of cost reductions during the 12 months following the close of the acquisition, including $27 million in fiscal 2016, and is currently estimated to generate annualized synergies of approximately $50 million by the end of fiscal 2018 and achieve an ultimate run rate of approximately $65 million by the end of fiscal 2020.

The Company currently estimates that it will incur aggregate costs to implement the Plan of approximately $20 million to $22 million.  The costs associated with the Plan, the majority of which are expected to be incurred between fiscal years 2016 and 2018, will primarily consist of (i) a reduction in headcount through reorganization and integration, including severance and termination benefits for employees, expected to be approximately $11 million to $13 million, (ii) other costs primarily relating to the rationalization, consolidation and relocation of certain portions of our research and product development, manufacturing and distribution centers, as well as other facilities, expected to be approximately $8 million and (iii) contract termination costs expected to be approximately $1 million.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with termination costs, the financial impact of the reduction in force, expected synergies as well as other estimates of the overall cost of the Plan. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties.   In addition, the Company’s workforce reduction costs may be greater than anticipated and the workforce reduction and any future workforce and expense reductions may have an adverse impact on the Company’s business and activities. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

99.1   February 1, 2016 press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: February 3, 2016

EXHIBIT INDEX

Exhibit:	Description:

99.1	February 1, 2016 Press Release